UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2013

Commission File #: 000-53723

TAURIGA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
 (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

 On November 25, 2013, Tauriga Sciences, Inc., a Florida corporation, (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Pilus Acquisition, LLC, an Ohio limited liability company (“Pilus Acquiror”), Bacterial Robotics, LLC, an Ohio limited liability company (“BR”), Pilus Energy, LLC, an Ohio limited liability company (“Pilus Energy”), Daniel J. Hassett, PhD, (“Hassett”) and Ian Cody Harrison (“Harrison”), and such other individuals who may join the Merger Agreement by execution of a joinder prior to the closing of the merger transaction.

Pursuant to the terms of the Merger Agreement, which has been unanimously approved by the Company’s board of directors, upon the closing of the transactions (the “Closing”), Pilus Energy, will merge with and into Pilus Acquiror, with Pilus Energy being the surviving entity of the merger and a wholly-owned subsidiary of the Company. Each of the current members of Pilus Energy, which are BR, Hassett and Harrison, as well as any person who becomes a member of Pilus Energy and enters into a joinder to the Merger Agreement prior to Closing, will receive a cashless exercise warrant (“Warrant”) exercisable for a period of seven (7) years, at a conversion ratio of 1:100 (each unit of Pilus membership interest will be converted into a right to receive 100 shares of the Company’s Common Stock $0.00001 par value per share (the “Common Stock”) upon exercise of the Warrant in respect thereof).  The aggregate number of shares of Common Stock issuable upon exercise of all of the Warrants issued under the Merger Agreement will be 100,000,000 shares of Common Stock (plus an amount, if any, to cover a cashless exercise related to the strike price), as adjusted for the reverse stock split described below.  The issuance of the Warrants and the shares of Common Stock upon exercise of the Warrants are intended to be conducted pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated under the Securities Act.  In addition, at the Closing, certain advisors of Pilus Energy will be incorporated into the existing management team of the Company and will report directly to the Company’s CEO, Seth M. Shaw, and COO, Dr. Stella M. Sung.

Pursuant to the Merger Agreement, the Company will make an irrevocable and nonrefundable cash deposit of $50,000 to Pilus within 15 business days of signing of the Merger Agreement.  It is a condition to Closing that the Company shall, within 180 days from the signing of the Merger Agreement, have raised and have available at the Closing, at least $2,250,000 in immediately available funds (including available in escrow pending the Closing of the transactions contemplated by the Merger Agreement).  As a condition to Closing, BR will enter into a License Agreement granting Pilus an exclusive license or sublicense to specified intellectual property (related to the technology described in the November 25, 2013 press release of the Company announcing the merger transaction, which is annexed as Exhibit 99.1 to this Current Report on Form 8-K).  The Merger Agreement contains additional conditions to Closing, including a reverse stock split by the Company of its Common Stock, and satisfactory completion by the Company of its business, accounting, and legal due diligence review of Pilus and its business, its assets and liabilities.

At the Closing, BR, Jason E. Barkeloo, the Chief Executive Officer of BR, and each member of Pilus Energy will enter into a Release and Covenant Not to Sue in favor of the Company and Pilus Energy (“Release and Covenant Not to Sue”) and will enter into a Standstill and Voting Agreement with the Company (the “Standstill and Voting Agreement”), agreeing to restrictions on acquisition of additional Company capital stock, transactions involving Company or proxy solicitations.  Such persons also agree to vote their Company Common Stock in order to elect to the Board of Directors of Company, the persons nominated by a majority of the incumbent directors at the date of the Merger Agreement or directors nominated by such incumbent directors.  Each such person will grant a proxy to the Chief Executive Officer of Company or his nominee to vote or provide a written consent to give effect to the provisions of the Standstill and Voting Agreement, which proxy may be exercised in the event such person refuses or fails to vote or provide a written consent in accordance with the terms of the Standstill and Voting Agreement. The Standstill and Voting Agreement will expire on the later of: (i) such time as the Warrants collectively represent less than 5% of the fully-diluted common equity of the Company, and (ii) the 5th anniversary of the Closing.  The restrictions contained in the Standstill and Voting Agreement will not bind or restrict any non-affiliated person to whom Warrants or shares of Tauriga Common Stock are transferred.

BR and the Company previously entered into a Strategic Alliance Agreement on October 29, 2013 (the “Strategic Alliance Agreement”), and, in connection with the entry into the Strategic Alliance Agreement, the Company issued to BR a warrant for up to 75,000,000 shares of Common Stock (plus an amount, if any, to cover a cashless exercise related to the strike price) and granted BR registration rights with respect to 35,000,000 of such shares of Common Stock.  The foregoing descriptions of the Strategic Alliance Agreement and the warrant issued pursuant to the Strategic Alliance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Strategic Alliance Agreement and warrant, as described in and attached to the Company’s Current Report on Form 8-K dated October 29, 2013, which are each incorporated herein by reference.

The foregoing descriptions of the Merger Agreement, the Warrant, the Release and Covenant Not to Sue and the Standstill and Voting Agreement (collectively, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements. A copy of the Agreements are attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, and are each incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 8.01  OTHER EVENTS

On November 25, 2013, the Company issued a press release announcing it had entered into the Merger Agreement and the transactions related thereto, a copy of which is attached to this Current Report on form 8-K as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

The following exhibits are furnished or filed as part of this Current Report on Form 8-K:

Exhbit No.	Description
2.1*
Merger Agreement, dated as of November 25, 2013, by and among Tauriga Sciences, Inc. Pilus Acquisition, LLC, Bacterial Robotics, LLC, Pilus Energy, LLC, Daniel J. Hassett, PhD, Ian Cody Harrison and the other Persons who from time to time become parties thereto, and Exhibits thereto.

99.1	Press Release of Tauriga Sciences, Inc., dated November 25, 2013.

*	Schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: November 27, 2013	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer